Exhibit 99.1

WPX Energy, Inc. (NYSE:WPX) www.wpxenergy.com

DATE: Dec. 17, 2013

MEDIA CONTACT: Kelly Swan (539) 573-4944	INVESTOR CONTACT: David Sullivan (539) 573-9360

WPX Energy Announces Leadership Change

TULSA, Okla. – WPX Energy (NYSE:WPX) today announced that Ralph A. Hill will step down as president, chief executive officer and board member of the company and that the board of directors has appointed James J. Bender as interim president, CEO and board member, effective Dec. 31, 2013. Hill will remain with the company through March 31, 2014, to assist with the transition of his duties.

Hill spent over 32 years with Williams (NYSE:WMB) and WPX, working in various facets of the energy business. Over the past decade, he and his team were instrumental in building WPX into one of the nation’s largest domestic natural gas producers, culminating in WPX’s successful spinoff from Williams as of Jan. 1, 2012.

Bender is an experienced executive and has served as WPX’s senior vice president and general counsel and as a member of the company’s executive leadership team since the company spun off from Williams. Prior to WPX, Bender served for nine years as senior vice president and general counsel of Williams.

A search committee of the board of directors – currently consisting of four directors – has been established and the executive recruiting firm of Spencer Stuart has been retained to assist in an external CEO search. Bender will serve as the interim CEO until the selection process is complete.

Dennis C. Cameron will replace Bender as WPX’s senior vice president and general counsel. Cameron joined the company in January 2012 after nearly 25 years in private practice and most recently served as vice president and deputy general counsel of WPX. The company does not expect to make any additional senior leadership changes as this time.

Speaking on behalf of the board, WPX Chairman William G. Lowrie said, “We very much appreciate Ralph’s dedicated service to WPX Energy and wish him well in his future endeavors. Finding the right individual to lead the company at this pivotal time is one of the board’s highest priorities.

“The new CEO will be expected to critically review the strategic direction of the company and enhance its operating and financial performance, driving improved returns for all of our stakeholders. We are also fortunate to have an executive of Jim’s caliber to step into the leadership role at this time,” Lowrie added.

About WPX Energy, Inc.

WPX Energy is an exploration and production company focused on developing its significant oil and gas reserves, particularly in the Piceance, Williston and Appalachian basins. WPX also has domestic operations in the San Juan and Powder River basins, as well as a 69 percent interest in Apco Oil and Gas International. Go to http://www.wpxenergy.com/investors.aspx to join our e-mail list.

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This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by WPX Energy on its website or otherwise. WPX Energy does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise. Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission, available from us at WPX Energy, Attn: Investor Relations, P.O. Box 21810, Tulsa, Okla., 74102, or from the SEC’s website at www.sec.gov.